Exhibit 10.1
                         DAKOTA MINING & EXPLORATION LTD

                          MEETING OF BOARD OF DIRECTORS

                                   May 5, 1998

         THE MEETING WAS HELD pursuant to waiver of Notice. Directors present were LARRY LOW and CAM DALGLEISH. The meeting was called for the purpose of Dakota Mining & Exploration Ltd acquiring from 456786 B.C. Ltd, for $50,000 USD, a 100% interest in mineral claims as described below:

 WAY I CLAIM:

         The WAY 1 claim is a mineral claim located 23 kilometers north of Vernon and 15 kilometers south southwest of Falkland in the Okanagan region of south-central British Columbia.

         The Way 1 mineral claim consists of 20 units in the Vernon Mining Division (Tenure 259425) as shown in the attached map.

 BANJO I CLAIM:

         The Banjo I claim is a claim located 21 kilometers north of Vernon and 16 kilometers south southwest of Falkland in the Okanagan region of south-central British Columbia.

         The Banjo I mineral claim consists of 20 units in the Vernon Mining Division (Tenure 340943) as shown in the attached map.

 BANJO II CLAIM:

         The Banjo II claim is a claim located 21 kilometers north of Vernon and 16 kilometers south southwest of Falkland in the Okanagan region of south-central British Columbia.

         The Banjo II mineral claim consists of 20 units in the Vernon Mining Division (Tenure 340944) as shown in the attached map.

         THE FOLLOWING ACTION WAS RESOLVED AND TAKEN: In exchange for a 100% interest in the Way 1, Banjo I and Banjo II mineral claims, as described above, the Officers are empowered and directed to request that the directors of Canadian Northern Lites Inc. issue a $50,000 USD Promissory Note, Due on Demand, from Canadian Northern Lites Inc. to 456786 B.C. Ltd, bearing interest at 8%/annum calculated and compounded semi-annually.

         The price and terms of this acquisition reflect a thorough review of the consulting report entitled "Summary Report On The Opal Occurrence Within The Ewer -Klinker Claims, British Columbia, Canada, by Dr. Robert Coenraads, which became available in May 1998, to the new directors of Dakota Mining & Exploration Ltd. and of Canadian Northern Lites Inc. Dr. Coenraads report concluded that there was limited evidence of the presence of precious opal on the Ewer and Klinker properties. The price and terms also reflect the discovery by the new directors in May, 1998 of the lack of a workable business relationship with the Operator of the Ewer-Klinker properties.


          THERE BEING NO FURTHER BUSINESS, the meeting was adjourned, and the Secretary directed to prepare written minutes of the Meeting and obtain the signatures thereto of the Directors present.

          THE UNDERSIGNED DIRECTORS hereby Acknowledge or Waive Notice of this Meeting and Approve the foregoing Minutes of the Board.



 /S/ Larry Low                                     /S/ Cam Dalgleish
 -----------------------------                     -----------------------------
 LARRY LOW                                         CAM DALGLEISH
 DIRECTOR                                          DIRECTOR